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                                                                   EXHIBIT 10(j)

                               FIRST AMENDMENT TO
                             THE ADVEST THRIFT PLAN

         1. The first paragraph of Section 4.1 of The Advest Thrift Plan (the "Plan) is hereby amended to read in its entirety as follows, effective as of the day following the acquisition of The Advest Group, Inc. by MONY Acquisition Corp. (the "Effective Date"):

                  "SERVICE REQUIREMENT. Every Employee of the Employer who is scheduled to work at least 20 hours per week and who is not classified by the Employer as a "temporary employee" shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date the Employee first becomes an Employee. Notwithstanding the foregoing, an Employee shall not be eligible to be allocated Employer contributions under Sections 5.1 (a) and (b), and an Employee scheduled to work less than 20 hours per week or who is classified by the Employer as a "temporary employee" shall not be eligible to participate in the Plan at all, until the Entry Date coinciding with or next following the date one year following the date the Employee first completed an Hour of Service if he has completed 1,000 Hours of Service within that consecutive 12-month period, or if he has not completed 1,000 Hours of Service during that initial 12 consecutive months, the end of the first Plan Year in which he completes at least 1,000 Hours of Service."

         2. Section 5.1 of the Plan is hereby amended by adding the following new subsection (c) to the end thereof, to read in its entirety as follows, effective as of the Effective Date:

         3. "(c) THE EMPLOYER DISCRETIONARY CONTRIBUTION FORMULA. The Employer shall make a contribution to the Plan for the 2000 Plan Year (to be allocated to the 401(k) Accounts of Active Participants) within the time prescribed by law for filing of the income tax returns for the Company's fiscal year, including any extensions thereof, of twenty (20) shares of common stock of The MONY Group Inc., on behalf of each Active Participant who is in the
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employ of the Employer on the earlier of (a) December 31, 2000, or (b) the date of merger of the Company with and into MONY Acquisition Corp."


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